EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Neose Technologies, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 29, 1997 included in Neose Technologies, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


                                                     ARTHUR ANDERSEN LLP


Philadelphia, PA
  September 9, 1997

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